Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

SINTX Technologies, Inc.

Salt Lake City, Utah

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2022, relating to the consolidated financial statements of SINTX Technologies, Inc., and subsidiaries (collectively, the Company), appearing in the Annual Report on Form 10-K of the Company as of December 31, 2021 and 2020 and for each of the years then ended.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ TANNER LLC

Lehi, UT
July 8, 2022